UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11620 Wilshire Boulevard, Suite 1000 Los Angeles California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 966-1680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	ENTRY INTO OR AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT

On March 28, 2024, Rexford Industrial Realty, L.P. (the “Operating Partnership”), the operating partnership of Rexford Industrial Realty, Inc. (the “Company”), issued $575,000,000 aggregate principal amount of its 4.375% Exchangeable Senior Notes due 2027 (the “2027 Notes”) and $575,000,000 aggregate principal amount of its 4.125% Exchangeable Senior Notes due 2029 (the “2029 Notes” and, together with the 2027 Notes, the “Notes”), which included $75,000,000 aggregate principal amount of 2027 Notes and $75,000,000 aggregate principal amount of 2029 Notes issued pursuant to the full exercise of the options granted to the initial purchasers pursuant to the purchase agreement by and among the Company, the Operating Partnership and the initial purchasers of the Notes.

Indentures

The two series of Notes were issued pursuant to, and are governed by, separate indentures (each, an “Indenture”), in each case dated as of March 28, 2024, among the Operating Partnership, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will be the Operating Partnership’s senior, unsecured obligations and will be (i) equal in right of payment with the Operating Partnership’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Operating Partnership’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Operating Partnership’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Operating Partnership is not a holder thereof) preferred equity, if any, of the Operating Partnership’s subsidiaries. Each series of Notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by the Company.

The Notes will accrue interest at a rate of 4.375% per annum (in the case of the 2027 Notes) and 4.125% per annum (in the case of the 2029 Notes), payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2024. The 2027 Notes will mature on March 15, 2027, and the 2029 Notes will mature on March 15, 2029, in each case unless earlier repurchased, (in the case of the 2029 Notes) redeemed or exchanged. Before December 15, 2026 (in the case of the 2027 Notes) or December 15, 2028 (in the case of the 2029 Notes), noteholders will have the right to exchange their Notes only upon the occurrence of certain events. From and after December 15, 2026 (in the case of the 2027 Notes) or December 15, 2028 (in the case of the 2029 Notes), noteholders may exchange their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date of the applicable series of Notes. The Operating Partnership will have the right to elect to settle exchanges either entirely in cash or in a combination of cash and shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) (“Combination Settlement”). The kind and amount of consideration due upon exchange will be determined based on the exchange value of the applicable series of Notes, measured proportionately for each trading day in an “Observation Period” (as defined in each Indenture) consisting of 40 trading days, and settled following the completion of that Observation Period. The consideration due in respect of each trading day in the Observation Period will consist of cash, up to at least the proportional amount of the principal amount being exchanged, and any excess of the proportional exchange value for that trading day that will not be settled in cash will be settled in shares of Common Stock. The initial exchange rate is 15.7146 shares of Common Stock per $1,000 principal amount of 2027 Notes (which represents an initial exchange price of approximately $63.64 per share of Common Stock), in the case of the 2027 Notes, and 15.7146 shares of Common Stock per $1,000 principal amount of 2029 Notes (which represents an initial exchange price of approximately $63.64 per share of Common Stock), in the case of the 2029 Notes. The exchange rate and exchange price of each series of Notes will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in each Indenture) occur, then the exchange rate of the applicable series of Notes will, in certain circumstances, be increased for a specified period of time.

The Operating Partnership may not redeem the 2027 Notes at its option before maturity. The 2029 Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Operating Partnership’s option at any time, and from time to time, on or after May 20, 2027 and on or before the 41st scheduled trading day immediately before the maturity date of the 2029 Notes, at a cash redemption price equal to the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the last reported sale price per share of Common Stock exceeds 130% of the exchange price of the 2029 Notes on (a) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Operating Partnership sends the related redemption notice; and (b) the trading day immediately before the date the Operating Partnership sends such notice; and (ii) on the date the Operating Partnership sends such notice, (1) no event has occurred and is continuing that would result in the accrual of additional interest on the 2029 Notes; (2) the Operating Partnership and the Company are not in breach of any of their respective obligations under the Registration Rights Agreement (as defined below) for the 2029 Notes; and (3) a resale registration statement for the 2029 Notes is (and is reasonably expected to continue to be through at least the 30th day after the redemption date for such redemption) effective under the Securities Act of 1933, as amended (the “Securities Act”) and available for use as contemplated by such Registration Rights Agreement; provided, however, the conditions in this clause (ii) will be deemed to be satisfied with respect to such redemption if the Operating Partnership elects to settle all exchanges of 2029 Notes with an exchange date that occurs on or after the date the Operating Partnership sends such redemption notice and on or before the second business day immediately before such redemption date by cash settlement. However, the Operating Partnership may not redeem less than all of the outstanding 2029 Notes unless at least $100.0 million aggregate principal amount of 2029 Notes are outstanding and not called for redemption as of the time the Operating Partnership sends the related redemption notice. In addition, calling any 2029 Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the exchange rate applicable to the exchange of that Note will be increased in certain circumstances if it is exchanged after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in each Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Operating Partnership to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Common Stock.

If (i) a Note of either series is exchanged with an exchange date that occurs after December 15, 2026 (in the case of the 2027 Notes) or December 15, 2028 (in the case of the 2029 Notes); (ii) Combination Settlement applies to such exchange; (iii) the exchange consideration for such exchange includes any whole shares of Common Stock; and (iv) a Registration Default Event (as defined below) occurs or is continuing at any time during the period after the regular record date immediately preceding the maturity date of the applicable series of Notes and on or before the maturity date of such series of Notes (or, if such maturity date is not a business day, the next business day), then the interest payment due on such note in respect of the interest payment date occurring on such maturity date will be increased by a cash amount (the “Maturity Premium”) equal to 3% of the principal amount of such Note.

The Indenture for each series of Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in such Indenture), which include the following: (i) certain payment defaults on such series of Notes (which, in the case of a default in the payment of interest on such series of Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under such Indenture within specified periods of time; (iii) the failure by the Operating Partnership or the Company to comply with certain covenants in such Indenture relating to the ability of the Operating Partnership or the Company to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Operating Partnership or the Company, as applicable, and its subsidiaries, taken as a whole, to another person; (iv) a default by the Operating Partnership or the Company in its other obligations or agreements under such Indenture or the Notes for such series if such default is not cured or waived within 60 days after notice is given in accordance with such Indenture; (v) certain defaults by the Operating Partnership, the Company or any of their respective significant subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000; (vi) certain events of bankruptcy, insolvency and reorganization involving the Operating Partnership, the Company or any of their respective significant subsidiaries; (vii) the Operating Partnership or the Company denies or disaffirms its obligations under the Registration Rights Agreement described below; and (viii) the guarantee of such series of the Notes ceases to be in full force and effect (except as permitted by such Indenture) or the Company denies or disaffirms its obligations under its guarantee of the Notes of such series.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Operating Partnership or the Company (and not solely with respect to a significant subsidiary of the Operating Partnership or the Company (other than the Operating Partnership)) occurs, then the principal amount of, and all accrued and unpaid interest on, and the Maturity Premium, if any, in respect of, all of the Notes of each series then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Operating Partnership, or noteholders of at least 25% of the aggregate principal amount of the Notes of the applicable series then outstanding, by notice to the Operating Partnership and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, and the Maturity Premium, if any, in respect of, all of the Notes of such series then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Operating Partnership may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture for each series of Notes consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 360 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes of such series.

The above description of the Indentures and the Notes is a summary and is not complete. A copy of each Indenture and the form of the certificate representing each series of Notes are filed as exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indentures and the Notes set forth in such exhibits.

Registration Rights Agreements

In connection with the initial issuance of the Notes, the Operating Partnership and the Company entered into a registration rights agreement for each series of Notes with the initial purchasers (each, a “Registration Rights Agreement”). Pursuant to each Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission (the “SEC”) a resale registration statement registering, under the Securities Act, the offer and resale, from time to time, of the shares of Common Stock, if any, deliverable upon exchange of the Notes together with other “Registrable Securities” (as defined in each Registration Rights Agreement) by the beneficial owners thereof who satisfy certain conditions and timely provide certain information to the Company. Subject to certain exceptions and limitations, each Registration Rights Agreement requires the Company to use commercially reasonable efforts to cause the resale registration statement to:

•

become effective under the Securities Act no later than the “Resale Registration Statement Effectiveness Deadline Date” (as defined in each Registration Rights Agreement), which is the date that is 180 days after the initial closing date of the offering of Notes (subject to extension in the case of certain significant acquisitions); and

•	remain continuously effective and usable for a specified period of time.

However, the Company has the right, in certain circumstances, to suspend the availability of the resale registration statement during “blackout periods” if there occurs or exists any pending corporate development, filing with the SEC or any other event, in each case that makes such suspension appropriate in the Company’s reasonable judgment. The Company’s right to institute blackout periods will be limited such that all blackout periods, together, may not exceed an aggregate of: (i) 45 (or, in the case of certain proposed or pending material business transactions extension, 60) calendar days (whether or not consecutive) in any 90 consecutive calendar day period; or (ii) 90 (or, in the case of certain proposed or pending material business transactions extension, 120) calendar days (whether or not consecutive) in any 360 consecutive calendar day period.

During the period when the resale registration statement must remain effective, the Registration Rights Agreement for each series of Notes requires the Company to make filings with the SEC to name new selling securityholders in the related prospectus to enable them to resell their shares of common stock, if any, deliverable upon exchange of such series of the Notes pursuant to the resale registration statement.

The Registration Rights Agreement for each series of Notes and the Indenture for such series of Notes provide that additional interest will accrue on certain Notes of such series during the continuance of a Registration Default Event applicable to such series of Notes. Subject to certain limitations, additional interest will accrue (each, a “Registration Default Event”):

•

on all of the outstanding Notes of such series for each day on which resale registration statement for such series of Notes is not on file with the SEC, effective under the Securities Act or usable in the manner required by such Registration Rights Agreement during the period when it is required to be pursuant to such Registration Rights Agreement, but only to the extent that the number of days on which such resale registration statement is not so on file, effective or usable (inclusive of any blackout period) exceeds an aggregate of either (1) 45 (or, in the case of certain proposed or pending material business transactions extension, 60) calendar days (whether or not consecutive) in any 90 consecutive calendar day period; or (2) 90 (or, in the case of certain proposed or pending material business transactions extension, 120) calendar days (whether or not consecutive) in any 360 consecutive calendar day period; and

•

on any outstanding Note (and only such Note) of such series for each day (other than during a blackout period) after certain specified deadlines on which, due to an omission, the beneficial owner of such Note is not named as a selling securityholder in the related prospectus or prospectus supplement.

Subject to certain limitations, any additional interest that accrues on a Note will, regardless of the number of events giving rise to such accrual, accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which additional interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof.

Each Registration Rights Agreement requires the Operating Partnership and the Company to indemnify certain holders and their affiliated parties for certain losses arising in connection with material misstatements or omissions (or alleged material statements or omissions) in the resale registration statement or related documents.

The above description of the Registration Rights Agreements is a summary and is not complete. A copy of each Registration Rights Agreement is filed as exhibits 4.5 and 4.6 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Registration Rights Agreements set forth in such exhibits.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OFF-BALANCE SHEET ARRANGEMENT

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of Common Stock that may be delivered upon exchange of the Notes will be issued in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Initially, a maximum of 11,746,675 shares of Common Stock may be delivered upon exchange of the 2027 Notes, based on the initial maximum exchange rate of 20.4290 shares of Common Stock per $1,000 principal amount of 2027 Notes, which is subject to customary anti-dilution adjustment provisions. Initially, a maximum of 11,746,675 shares of Common Stock may be delivered upon exchange of the 2029 Notes, based on the initial maximum exchange rate of 20.4290 shares of Common Stock per $1,000 principal amount of 2029 Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01	OTHER EVENTS

On March 26, 2024, the Company issued a press release announcing the pricing of the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 26, 2024, the Company entered into (a) a forward sale agreement (the “Forward Sale Agreement”) with BofA Securities, Inc. (or an affiliate) (in such capacity, the “Forward Purchaser”), and (b) together with the Operating Partnership, an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., as underwriter (the “Underwriter”), the Forward Purchaser and the Forward Seller referred to below, relating to the forward issuance and sale of up to 17,179,318 shares of the Common Stock, at a public offering price of $48.95 per share.

On March 28, 2024, the Forward Purchaser or its affiliate borrowed and sold (in such capacity, the “Forward Seller”) an aggregate of 17,179,318 shares of Common Stock to the Underwriter in connection with the closing of the offering. The Company intends (subject to its right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the Forward Sale Agreement on one or more dates specified by the Company occurring no later than March 27, 2025, an aggregate of 17,179,318 shares of Common Stock to the Forward Purchaser in exchange for cash proceeds per share equal to the applicable forward sale price, which is the price the Underwriter agreed to pay the Forward Purchaser (or its affiliate) for each share.

The Company did not receive any proceeds from the sale of 17,179,318 shares of Common Stock offered by the Forward Seller to the Underwriter. The Company intends to contribute the net proceeds from the settlement of the 17,179,318 shares of Common Stock under the Forward Sale Agreement to the Operating Partnership in exchange for an equivalent number of newly issued common units of limited partnership interests in the Operating Partnership. The Company expects that the Operating Partnership will use such proceeds to fund future acquisitions, fund development or repositioning/redevelopment activities and for general corporate purposes.

The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-275138). Copies of the Underwriting Agreement and the Forward Sale Agreement are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to such exhibits.

In connection with the filing of the prospectus supplement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Venable LLP, regarding certain Maryland law issues regarding its Common Stock.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 26, 2024, by and among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P. and BofA Securities, Inc. and its affiliate.

1.2	Confirmation of Registered Forward Transaction, dated March 26, 2024, by and between Rexford Industrial Realty, Inc. and BofA Securities, Inc. (or its affiliate).

4.1	Indenture, dated as of March 28, 2024, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, relating to the 4.375% Exchangeable Senior Notes due 2027.

4.2	Form of note representing the 4.375% Exchangeable Senior Notes due 2027 (included as Exhibit A to Exhibit 4.1).

4.3	Indenture, dated as of March 28, 2024, among Rexford Industrial Realty, L.P., as issuer, Rexford Industrial Realty, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, relating to the 4.125% Exchangeable Senior Notes due 2029.

4.4	Form of note representing the 4.125% Exchangeable Senior Notes due 2029 (included as Exhibit A to Exhibit 4.3).

4.5	Registration Rights Agreement, dated as of March 28, 2024, among Rexford Industrial Realty, L.P., Rexford Industrial Realty, Inc. and the initial purchasers named therein, relating to the 4.375% Exchangeable Senior Notes due 2027.

4.6	Registration Rights Agreement, dated as of March 28, 2024, among Rexford Industrial Realty, L.P., Rexford Industrial Realty, Inc. and the initial purchasers named therein, relating to the 4.125% Exchangeable Senior Notes due 2029.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release of Rexford Industrial Realty, Inc., dated March 26, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Date: March 28, 2024	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.

Date: March 28, 2024	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)